Yuli Guo

China Education Alliance, Inc.

And

World Exchanges Inc.

SHARE TRANSFER AGREEMENT

TABLE OF CONTENTS

1. INTERPRETATION 2
2. SALE AND PURCHASE OF THE SALE SHARES 4
3. CONSIDERATION 4
4. COMPLETION 4
5. REPRESENTATIONS AND WARRANTIES 5
6. FURTHER ASSURANCES; POST-COMPLETION COVENANTS 8
7. CONFIDENTIALITY 10
8. [RESERVED] 11
9. INDEMNITY 11
10. GOVERNING LAW; ARBITRATION 12
11. NOTICES 12
12. MISCELLANEOUS 13

SHARE TRANSFER AGREEMENT

THIS SHARE TRANSFER AGREEMENT (this "**Agreement**") is made on April 27 04 2008 by and among:

Mr. Yuli Guo, a Canadian citizen with his passport number BC283960 (the "**Vendor**");

China Education Alliance, Inc., a company organized under the laws of the North Carolina with its corresponding address at 80 Heng Shan Road, Kun Lun Shopping Mall, Harbin 150090, China (the "**Purchaser**"); and

World Exchanges Inc., a company organized under the laws of Canada with its registered address at 30 Denton Avenue, Apartment 2216 (the "**Company**").

RECITALS:

(A) The Vendor is the legal and beneficial owner of one hundred (100) issued and outstanding ordinary shares in the Company, representing 100% of the entire issued share capital of the Company.

(B) The Company is or will be the shareholder or owner of each of the entities as listed on Schedule I to this Agreement (together with the Company, the "**Group Entities**").

(C) The Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Vendor seventy (70) issued and outstanding ordinary shares in the Company, representing 70% of the entire issued share capital of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

1. INTERPRETATION

1.1 As used in this Agreement, and unless the context otherwise requires, the following terms have the meanings set forth below:

(a) "**Affiliate**" of any person means any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such person, where control means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interests having ordinary voting power to elect directors or the equivalent.

(b) "**Agreed Form**" means, as to any agreement or document referred to herein, the form agreed by the Parties prior to the execution of this Agreement.

(c) "**Business Day**" means a day, not being a Saturday, Sunday or public holiday, on which banks are open for business in America, Canada and China.

(d) "**China**" or "**PRC**" means the People's Republic of China, and for purpose of this Agreement, not including Hong Kong, Taiwan or Macau.

(e) "**Completion**" means the completion of the sale and purchase of the Sale Shares pursuant to Clause 4.1.

(f) "**Completion Date**" has the meaning ascribed to it in Clause 4.1.

(g) "**Consideration**" has the meaning ascribed to it in Clause 3.1.

(h) "**Encumbrance**" means any mortgage, charge, lien, pledge, option, restriction, right of first refusal, third party right, interest or other encumbrance or security interest of any kind.

(i) "**Execution Date**" means the date as first written above, when this Agreement is signed by both Parties.

(j) "**Hong Kong**" means the Hong Kong Special Administrative Region of China.

(k) "**Material Contract**" means any contract, agreement or undertaking to which any of the Group Entities or the Vendor is bound that involve (a) obligations (contingent or otherwise) or payments to any member of the Group Entities, (b) the license, transfer or disposal of the names and logos of "WECL" or "韦氏" or any other intangible assets to any parties by the Vendor, and (c) any other contracts that affect the assets, properties, financial condition, operation or business of any member of the Group Entities in material respects, including but not limited to any contract having the payment in excess of RMB10,000.

(l) "**Party**" or "**Parties**" means a party or the parties to this Agreement.

(m) "**RMB**" means the lawful currency of China.

(n) "**Sale Shares**" has the meaning ascribed to it in Clause 2.1.

(o) "**Transaction**" means the transaction contemplated by this Agreement.

(p) "**US$**" or "**United States Dollars**" means the lawful currency of the United States of America.

(q) "**Vendor Warranties**" means the representations and warranties of the Vendors set forth in Clause 5.1.

1.2 References herein to Clauses are to clauses in this Agreement unless the context requires otherwise, and the Recitals, Schedules and Exhibits to this Agreement shall be deemed to form part of this Agreement.

1.3 The table of contents and headings herein are inserted for convenience only and shall not affect the construction of the Agreement.

2. SALE AND PURCHASE OF THE SALE SHARES

2.1 Subject to the terms and conditions of this Agreement, the Vendor shall sell as the legal and beneficial owner and the Purchaser shall purchase, seventy (70) issued and outstanding ordinary shares in the Company, 70% of the entire issued share capital of the Company (the "**Sale Shares**"), free from all Encumbrances and other third party's rights over the Sale Shares which affect the Vendor's title to the Sale Shares and together with all powers, rights and preferences set forth in the Memorandum and Articles of Association of the Company on Schedule II, including but not limited to the rights to all dividends and distributions declared, made or paid on or after the Completion.

3. CONSIDERATION

3.1 As the aggregate consideration for the Sale Shares, the Purchaser will issue 400,000 shares of common stock (the "**Purchaser shares**") in the Purchaser, with a par value US$ 0.001 per share to the Vendor at no additional costs pursuant to the terms of this Agreement (the "**Consideration**").

4. COMPLETION

4.1 A completion (the "**Completion**") shall take place at a location to be agreed upon by the Vendor and the Purchaser, within ten (10) Business Days after the Execution Date (the "**Completion Date**").

4.2 At the Completion, the Vendor shall deliver or cause to be delivered to the Purchaser:

(a) free and clear of any Encumbrances, (i) one or more certificates representing the Sale Shares that the Purchaser is entitled to receive, duly executed and registered in the name of Purchaser, (ii) the updated Register of Members of the Company showing the Purchase being the holder of the Sale Shares certified by the registered agent of the Company, (iii) the updated Register of Directors of the Company, and (iv) duly executed instrument of transfer;

(b) approvals by the shareholders and the board of directors of the Company of (i) this Agreement and the Transactions contemplated hereby being obtained, (ii) registration of the Purchaser as shareholder of the Company, and (iii) board members of the Company being Xiqun Yu (于昔群), Yuli Guo (郭宇立) and a third person designated by the Purchaser;

(c) a compliance certificate certifying that each of the Vendor Warranties shall have been true and complete in all respects on the Completion Date as if made on the Completion Date;

(d) the Vendor shall have delivered to the Purchaser opinions by the Canadian counsel and PRC counsel to the Company, dated the Completion Date, in form and substance reasonably satisfactory to the Purchaser; and

(e) such other documents as may be required by the Purchaser which are not covered by the foregoing.

4.3 At Completion, the Purchaser shall issue the Purchaser Shares to the Vendor, whereas the share certificate of the Purchaser Shares shall be kept by the Purchaser, and shall be delivered to the Vendor according Section 6.2.

4.4 The Parties shall do all matters, acts and things and execute all documents as shall be necessary or expedient to give effect to the sale and purchase of the Sale Shares as provided in this Agreement.

5. REPRESENTATIONS AND WARRANTIES

5.1 The Vendor and the Company, jointly and separately, represent, warrant and undertake to the Purchaser as set out below, as of the date hereof and as a continuing representation and warranty until, and as repeated at, the Completion Date, unless otherwise disclosed on Schedule VI.

(a) Each of the Group Entities is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, and has all requisite corporate or other power and authority to carry on its business as now conducted. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction.

(b) All of Sale Shares are legally and beneficially owned by the Vendor, free from any Encumbrances, and there is no agreement or commitment to give or create any such Encumbrances. All of Sale Shares are fully paid. There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital securities.

(c) The equities interests held or controlled by the Company or the Vendor as set forth on Schedule I shall be true, correct and complete as of the Completion Date.

(d) Each of the Vendor and the Company has full legal right and power and authority to execute and deliver this Agreement; the execution and delivery by each of them of this Agreement have been or will be, on or prior to the Completion Date, duly authorized by all corporate action required on the part of it; and this Agreement constitutes, and will,

when executed, constitute, the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

(e) The execution, delivery and performance of this Agreement by each of the Vendor and the Company and the consummation of the transactions contemplated hereby do not and will not, directly or indirectly, contravene any provisions of its constituent documents (if applicable) or with any agreement, mortgage, bond or other instrument to which each of them is a party or by which each of them is bound, result in the imposition or creation of any Encumbrance over its business, undertaking, properties or assets, or violate or conflict with any law or order applicable to it or any of its businesses or properties, and all consents (governmental, municipal or otherwise) required to be obtained by each of them in connection with the Transactions contemplated hereby have been obtained.

(f) In addition to the Group Entities, none of the Vendor and the Group Entities owns or controls, directly or indirectly, any equity interest in any other corporation, association, joint venture, partnership or other entity on and as of the Execution Date and the Completion Date.

(g) There is no action, suit, proceeding or investigation pending or, to the Vendor's knowledge, currently threatened against any Group Entity that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, prospects or affairs of any Group Entity, financially or otherwise, or any change in the current equity ownership of any Group Entity, nor is the Vendor aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefore known to any Vendor) involving the prior employment of any Group Entity's employees, their use in connection with any Group Entity's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of the Vendor and the Group Entity is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by any of the Group Entity or the Vendor pending or that any of the Group Entity or the Vendor currently intends to initiate.

(h) Since February 1, 2008 (the "Financial Statement Date"), with respect to the Group Entities, there has not been:

(1) any change in the assets, liabilities, financial condition or operating results of the Group Entities, except changes in the ordinary course of business that have not been, in the aggregate, materially adversely

affecting the assets, properties, financial condition, operating results or business of the Group Entities;

(2) any material change or amendment to a Material Contract or arrangement by which the Group Entities or any of their assets or properties is bound or subject, except for changes or amendments which are expressly provided for or disclosed in this Agreement;

(3) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director;

(4) any resignation or termination of any officer or key employee of the Group Entities;

(5) any declaration, setting aside or payment or other distribution in respect of any of the Group Entities' share capital (for purpose of this Agreement, the "share capital" of any Group Entity shall mean the authorized share capital, the issued share capital, the registered capital and/or the school capital as applicable to such Group Entity), or any direct or indirect redemption, purchase or other acquisition of any of such share capital; or

(6) to the reasonable knowledge of the Vendor, any other event or condition of any character which could reasonably be expected to have a material adverse affect on the assets, properties, financial condition, operating results or business of the Group Entities.

(i) Each of the representations and warranties hereof in this Agreement shall survive the Completion and shall continue in force thereafter.

5.2 The Purchaser represents, warrants and undertakes to the Vendor and the Company as set out below, as of the date hereof and as a continuing representation and warranty until, and as repeated at, the Completion Date:

(a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or other power and authority to carry on its business as now conducted.

(b) The Purchaser has full legal right and power and authority to execute and deliver this Agreement; the execution and delivery by it of this Agreement have been or will be, on or prior to the Completion Date, duly authorized by all corporate action required on the part of it; and this Agreement constitutes, and will, when executed, constitute, the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not and will not, directly or indirectly, contravene any provisions of its constituent documents or with any agreement,

mortgage, bond or other instrument to which it is a party or by which it is bound, result in the imposition or creation of any Encumbrance over its business, undertaking, properties or assets, or violate or conflict with any law or order applicable to it or any of its businesses or properties, and all consents (governmental, municipal or otherwise) required to be obtained by each of them in connection with the Transactions contemplated hereby have been obtained.

(d) The Purchaser covenants that (i) the authorized share capital of the Purchaser shall include at least 400,000 shares of common stock, which are not issued and outstanding, and (ii) the Purchaser shares, when issued for the purpose of this Agreement, shall be legally issued without any Encumbrance except as set forth in this Agreement.

6. FURTHER ASSURANCES; POST-COMPLETION COVENANTS

6.1 Each Party shall do and perform or cause to be done and performed such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.2 The Purchaser shall deliver the share certificate of the Purchaser Shares to the Vendor within five (5) Business Days after the completion of the following conditions in form and substance satisfactory to the Purchaser and its counsel:

(a) the documents and certificates in Clause 4.2 shall have been duly delivered to the Purchaser;

(b) the Restructuring Plan set forth on Schedule III shall have been duly completed or otherwise waived by the Purchaser;

(c) the Vendor shall cause such persons as the Purchaser may nominate to be validly appointed as the director(s), managers or executives of the Company and/or other Group Entities;

(d) the Vendor and the Company shall join in procuring that all existing bank mandates in force for the Company and other Group Entities shall be altered in the manner as agreed by the Purchaser to reflect the signatory(ies) solely appointed by the Purchaser;

(e) each of the other covenants of the Vendor required to be performed on or prior to the Completion pursuant to this Agreement shall have been duly performed in all material respects or duly waived by the Purchaser.

6.3 The Parties confirm that the Purchaser shares shall initially be deemed Restricted Shares. On the date of each subsequent twelfth (12th) months after the issuance of the Purchaser Shares, twenty percent (20%) of the Purchaser shares shall become Vested Shares and shall no longer be deemed Restricted Shares, so that on the date of the sixtieth (60th) months after the issuance of the Purchaser shares, the entirety of the Restricted Shares shall be deemed Vested

Shares and shall no longer be deemed Restricted Shares. For purpose of this Agreement, the "**Restricted Shares**" shall mean that the Purchaser Shares which the Vendor may not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of, in any way, and the "**Vested Shares**" shall mean the Purchaser shares which are not deem the Restricted Shares.

6.4 After the Execution Date, the Purchaser or its designated PRC subsidiaries shall have the right to take over the business operation and management of Beijing Weishi (as defined on Schedule III) and other Group Entities. The Vendor shall cooperate to deliver all necessary documents including but not limited to the all minute books (including but not limited to the board resolutions, shareholders' resolutions and other minutes), financial documents (audited and/or un-audited), trademark certificates, lists of customers and suppliers, technologies and programs, to the Purchaser or its designated PRC subsidiaries. The Purchaser's right to take over the business of Beijing Weishi shall be terminated after all business of the Group Entities has been transferred to the WFOE (as defined on Schedule III).

6.5 The Parties confirm that commencing from the Completion Date, the board of the Company shall comprise of three (3) members, and two of the board members shall be appointed by the Purchaser, and the other board member shall be appointed by the Vendor.

6.6 The Vendor undertakes that during the period of employment as an employee or officer of the Company or its Affiliates, the Vendor shall not invest or be engaged or interested directly or indirectly in any other corporate or entity, or act as the shareholder, director, employee, partner, agent or representative of any above entity. The Vendor undertakes to the Purchaser that commencing from the Execution Date, he will not, without the prior written consent of the board of the Company, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other person: (i) invest or be engaged or interested directly or indirectly in any other corporate or entity which carries out any business that is at the time of such investment the same as, or in direct competition with, the business of the Group Entities, or otherwise carry out any such business; (ii) act as the shareholder, director, employee, partner, agent or representative of any entity described in subsection (i) above; (iii) solicit or entice away or attempt to solicit or entice away from any member of the Group Entities, any person, firm, company or organization who is a customer, client, representative, agent or correspondent of any member of the Group Entities or in the habit of dealing with any member of the Group Entities.

6.7 With respect to the litigation case in Xiamen, the Vendor covenant that none of the Group Entities (i) is an party to such litigation and (ii) shall be responsible for any costs, expenses and indemnification liability in relation to such litigation.

6.8 The debts owed to Wei Xing (刑巍), Xiangyang Xiao (肖湘阳) and Likai Li (李利凯) shall be borne by the Vendor himself, and none of the Group Entities

or projects operated by the Group Entities shall be responsible for such debts unless otherwise agreed by the Purchaser.

6.9 **Lock-up Period**

(a) Within fifteen (15) years after the Completion Date (the "**Lock-up Period**"), the Vendor shall not transfer its shares in the Company to any third parties.

(b) Subject to applicable laws and regulations, after the Lock-up Period, if the Vendor proposes to sell all or a portion of his shares (the "**Offered Shares**") to a third party, he must first notify the other shareholders ("**Non-selling Shareholders**") in writing of such proposed sale, and give the other shareholders a right of first refusal to purchase such shares on a pro rata basis on the same terms as the proposed transferee (the "**Right of First Refusal**"). The Non-selling Shareholders shall have sixty (60) Business Days from the date of receipt of any such notice to agree in writing to purchase such shares to be sold by the Vendor.

(c) If the Non-selling Shareholders elects not to purchase all of the Offered Shares or fails to exercise its right of first refusal within the specified period hereof, then the Vendor may, not later than one hundred and twenty (120) Business Days following delivery to the Non-Selling Shareholder of the transfer notice, conclude a transfer of the shares covered by the transfer notice, which in each case shall be on substantially the same terms and conditions as those described in the transfer notice. Any proposed transfer on terms and conditions which are different from those described in the transfer notice, as well as any subsequent proposed transfer of any shares by the Vendor, shall again be subject to the Right of First Refusal of the Non-Selling Shareholder and shall require compliance by the Vendor with the procedures described in this Agreement. As used in this Clause 6.9, "pro rata basis" means the percentage determined by dividing the number of shares held by such shareholder by the total number of shares held by all shareholders of the Company.

(d) After the Completion Date, if any party proposes to sell all or a portion of his shares in the Company to a third party, the other shareholder(s) shall have the right to co-sell its shares on a pro rata basis on the same terms offered by the proposed transferee.

7. CONFIDENTIALITY

7.1 Each Party agrees to keep secret and confidential all information obtained from other Parties pursuant to this Agreement, including but not limited to the terms and conditions hereof. The Parties agree to take necessary precautions in order to keep secret and confidential such information and to restrict its use outside and beyond the scope of this Agreement without the prior written consent of the Party furnishing such information; provided, however, that the above restrictions shall not apply to information:

(a) that is or becomes generally available to the public without breach of this Agreement;

(b) that is disclosed to others by the owner of the information without any restrictions of confidentiality;

(c) that was or becomes known to the recipient of such information without breach of this or any other obligation of confidentiality;

(d) the disclosure of which is required by law or by a court or supervisory authority; or

(e) that is disclosed to any Party's Affiliates, directors, officers, employees, agents, advisors, substantial shareholders, potential investors or purchasers of shares and any other person (subject in each case to a written agreement as to confidentiality comparable to the provisions hereof) to the extent such disclosure is required or appropriate in connection with the implementation of this Agreement.

7.2 The Parties shall take all necessary steps to ensure that (i) any confidential information in this Clause 7 shall only be known by the Parties themselves and their shareholders, directors and counsels, (ii) any person to whom disclosure is made under Clause 7.1(e) will comply in all respects with this Clause 7.

7.3 The Parties agree to coordinate all publicity and disclosure with respect to the transactions contemplated hereby and shall, in connection therewith, consult with each other before issuing any press release or making any other disclosure with respect to this Agreement and, except as required by any applicable law or regulatory requirement, none of the Parties shall make any press release or other disclosure with respect to this Agreement without the prior written consent of the Parties.

7.4 The obligations undertaken by the Parties pursuant to this Clause 7 (other than Clause 7.3) shall survive termination of this Agreement and shall remain in effect and be binding on the Parties after the termination of this Agreement.

7.5 Notwithstanding the foregoing, no Party shall be restricted in proceeding in any way legally available to any of them to protect or enforce any rights, under this Agreement or as otherwise provided by applicable law, that such Party may have been against any other Party or person.

8. [RESERVED]

9. INDEMNITY

Each of the parties hereby, jointly and severally, indemnify and hold harmless the other parties, their officers and directors (each, an "**Indemnitee**"), against any and all Indemnifiable Loss incurred by such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in, breach of, or nonperformance of any of the representations, warranties, covenants or agreements pursuant to this Agreement. For purposes of this Section, "**Indemnifiable Loss**" means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss,

deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

10. GOVERNING LAW; ARBITRATION

10.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2 In the event either party breaches this Agreement or otherwise causes the non-performance of this Agreement in part or in whole, the party shall be liable for such breach and shall compensate all damages (including litigation and attorneys fees) resulting therefrom. In the event that both parties breach this Agreement, each party shall be liable for its respective breach.

10.3 The Parties agree to negotiate in good faith to resolve any dispute (including any breaches) between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Clause 10.4 shall apply.

10.4 In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with Clause 10.2 above, such dispute shall be referred to and finally settled by arbitration in Hong Kong at the Hong Kong International Arbitration Centre in accordance with the rules then in effect (the "Arbitration Rules") of the International Chamber of Commerce, which rules are deemed to be incorporated by reference into this Clause 10.3. The arbitration tribunal shall consist of three arbitrators to be appointed according to the Arbitration Rules.

11. NOTICES

11.1 All notices and other communications required or permitted to be given pursuant to this Agreement shall be written in English and shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a) Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

(b) Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

expenses, accounting fees and expenses, and any stamp duty, capital duty and/or other documentary taxes.

12.6 This Agreement is being executed and delivered in English. If there is any inconsistency between the terms of the English language version of this Agreement and any translation hereof, the English language version hereof shall govern and control.

12.7 If any date referred to hereunder shall fall on other than a Business Day, such reference shall be deemed to apply to the next succeeding Business Day.

12.8 The Parties shall not be responsible for non-performance or delay in the performance of any of their obligations under this Agreement which is caused by an Act of God, war, uprising, insurrection, riot, change of law, order by a public authority, strike or other industrial dispute, failure to obtain necessary governmental approval, failure of a banking system affecting fund transfers, or any other cause beyond the reasonable control of a Party; provided, however, that when an event of force majeure is of such a nature that (i) the objectives of this Agreement are substantially impaired and (ii) the affected Party's performance cannot be expected for more than thirty (30) consecutive days, then the Party whose performance has not been impaired shall have the right to terminate this Agreement by giving thirty (30) days' prior notice of termination to the affected Party.

12.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Share Transfer Agreement as of the date first above written.

The Vendor

Yuli Guo

By: ______________________
Name: Yuli Guo

IN WITNESS WHEREOF, the Parties hereto have executed this Share Transfer Agreement as of the date first above written.

The Purchaser

China Education Alliance, Inc.

By: ______________________
Name: Xiqun Yu
Title: Director

IN WITNESS WHEREOF, the Parties hereto have executed this Share Transfer Agreement as of the date first above written.

The Company:

World Exchanges Inc.

By: ______________________
Name: Yuli Guo
Title: Director

5.	Private Qingdao Weishi Education Training School(私立青岛韦氏英语培训学校，"Qingdao School")	June 14, 2007	RMB 400,000	Zhitai Dong (董支泰)	100% [Note 3]

Note 1：World Exchanges Inc. shall hold 60% equity interests in Beijing World Exchange English College (北京世界交流英语学院) since the fourth year of running the College according to Cooperation Agreement between World Exchanges Inc. and Beijing International Studies University (北京第二外国语学校) on April 10, 2000. World Exchanges Inc. shall obtain 65% benefits from tuition fees since September 1, 2007 according to Supplementary Agreement to the Cooperation Agreement on September 5, 2007.

Note 2: the Vendor has 51% of the equity interests in Xiamen School according to an cooperation agreement by Bing Wu (吴冰) and the Vendor on October 10, 2006; the Vendor has an controlling right on Xiamen School.

Note 3: the Vendor has 55% of the equity interests in Qingdao School according to an equity interest transfer and confirmation agreement by Zhitai Dong (董支泰) and the Vendor on December 14, 2006, the Vendor has an controlling right on Qingdao School.

Schedule I

Details of Group Entities

The Existing entities of World Exchanges Inc. are as below:

No.	Name	Date of Incorporation/Cooperation	Registered Capital	Shareholders/ Contributor	Equity Interests
1.	Beijing Weishi Success Education Technology Co., Ltd. (北京韦是成功教育科技有限公司)	February 27, 2004	RMB300,000	Wholly controlled by the Vendor	
2.	Beijing World Exchange English College (北京世界交流英语学院)	November 8, 2000	Not Available	Beijing International Studies University (北京第二外国语学校)	40% [Note 1]
				World Exchanges Inc.	60%
3.	Yantai WECL English College (烟台 WECL 英语学院)	May 12, 1999	Not Available	International Economic and Trade College, Yantai University(烟台大学国际经贸学院)	45%
				World Exchanges Inc.	55%
4.	Xiamen Siming District Weishi English Training School (厦门市思明区韦氏英语培训学校, "Xiamen School")	May 11, 2007	RMB50,000	Bing Wu (吴冰)	100% [Note 2]

Schedule II
Memorandum and Articles of Association of the Company

Schedule III
Restructuring Plan

Schedule III

Restructuring Plan

No.	Responsible Parties	Restructuring Actions	Deadline
1.	Vendor	The Company shall have obtained the renewed Certificate of Approval for Overseas Organization Introducing Cultural and Educational Foreign Experts to China for a period of another three years.	On or before April 30, 2008
2.	Vendor and Purchaser	The Company shall establish a wholly foreign owned enterprises ("WFOE"). The WFOE shall act as the Company's English education headquarter and shall be responsible for the Company' educational business in China unless otherwise agreed by the Vendor and Purchaser.	Three (3) months after the Execution Date
3.	Vendor	Beijing Weishi Success Education Technology Co., Ltd. (北京韦是成功教育科技有限公司, formerly known as 北京人类智慧教育科技有限公司, "Beijing Weishi") shall be de-registered. Before completing its de-registration, the Purchaser or its PRC subsidiaries shall manage and control the daily operations of Beijing Weishi until all business, assets and personnel have been duly transferred to the WFOE.	On or before September 30, 2009

5

4.	Vendor	The Vendor shall try its best to cause Beijing World Exchange English College (北京世界交流英语学院) to update its school license when required by the PRC educational authorities.	As soon as possible after the Execution Date
5.	Vendor	The Vendor shall try its best to cause Yantai WECL English College (烟台 WECL 英语学院) to updat its school license when required by the PRC educational authorities.	As soon as possible after the Execution Date
6.	Vendor	Step one: The cooperation agreement entered into by and between Bing Wu (吴冰) and Vendor on October 10, 2006 shall be terminated, and Bing Wu (吴冰) and Xiqun Yu (于昔群) shall enter into a new transfer agreement in the form attached as Appendix I.	Fourteen (14) Business Days after the Execution Date
		Step two: Bing Wu (吴冰) and the WFOE shall enter into the Exclusive Option Agreement (独家购买权协议) in the substance and form attached as Appendix II; WFOE and Xiamen Siming District Weishi English Training School (厦门市思明区韦氏英语培训学校) shall enter into the Exclusive Business Cooperation Agreement (独家业务合作协议) in the substance and form attached as Appendix III.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)

7.	Vendor	Step one: The cooperation agreement entered into by and between Zhitai Dong (董支泰) and Vendor on December 14, 2006 shall be terminated, and Zhitai Dong (董支泰) and Xiqun Yu (于昔群) shall enter into a new transfer agreement in the substance and form attached as Appendix I.	Fourteen (14) Business Days after the Execution Date
		Step two: Dong Zhitai (董支泰) and the WFOE shall enter into the Exclusive Option Agreement (独家购买权协议) in the substance and form attached as Appendix II; WFOE and Private Qingdao Weishi Education Training School (私立青岛韦氏英语培训学校) shall enter into the Exclusive Business Cooperation Agreement (独家业务合作协议) in the substance and form attached as Appendix III.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)
8.	Vendor	The trademarks "WECL" and "韦氏" were registered under the name of Vendor which shall be transferred to the WFOE, and the Vendor and the WFOE shall enter into the trademark transfer agreement in the substance and form attached as Appendix IV. At the same time, the Vendor shall enter into the trademark license agreement in the substance and form attached as Appendix V so that the Vendor shall grant the WFOE an exclusive and free of royalties and license fees license before such trade marks are registered under the name of the WFOE by the Trademark Office of the State Administration of Industry and Commerce.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)

9.	Vendor	Tsinghua University Publishing House (清华大学出版社) and Beijing Weishi shall entered into a Cooperation Agreement on January 28, 2005 on Tsinghua Studio English (清华空中英语). This Cooperation Agreemet has not been performed by the parties thereto. Without prior consent of Purchaser, the Cooperation Agreement shall not be performed again.	on the expiry date of the Cooperation Agreement
10.	Vendor	Yantai University Continuing Education College (烟台大学继续教育学院) and Yantai WECL English College (烟台 WECL 英语学院) entered into a Cooperation Agreement on Adult Education Project (成人教育学历项目) on July 22, 2007. The Vendor covenant that this Cooperation Agreement has been duly executed, is legally valid and enforceable under the PRC Laws, and constitutes legally binding obligations against the parties thereto.	On and after July 22, 2007
11.	Vendor	Subsidiary Art Design School of Shenyang Administration College (沈阳行政学院附属艺术设计学校) and the Company entered into a Cooperation Agreement on December 6, 2007. The Vendor covenant that this Cooperation Agreement has been duly executed, is legally valid and enforceable under the PRC Laws, and constitutes legally binding obligations against the parties thereto.	On and after December 6, 2007

Schedule III

Restructuring Plan

No.	Responsible Parties	Restructuring Actions	Deadline
1.	Vendor	The Company shall have obtained the renewed Certificate of Approval for Overseas Organization Introducing Cultural and Educational Foreign Experts to China for a period of another three years.	On or before April 30, 2008
2.	Vendor and Purchaser	The Company shall establish a wholly foreign owned enterprises ("WFOE"). The WFOE shall act as the Company's English education headquarter and shall be responsible for the Company' educational business in China unless otherwise agreed by the Vendor and Purchaser.	Three (3) months after the Execution Date
3.	Vendor	Beijing Weishi Success Education Technology Co., Ltd. (北京韦是成功教育科技有限公司, formerly known as 北京人类智慧教育科技有限公司, "Beijing Weishi") shall be de-registered. Before completing its de-registration, the Purchaser or its PRC subsidiaries shall manage and control the daily operations of Beijing Weishi until all business, assets and personnel have been duly transferred to the WFOE.	On or before September 30, 2009

4.	Vendor	The Vendor shall try its best to cause Beijing World Exchange English College (北京世界交流英语学院) to update its school license when required by the PRC educational authorities.	As soon as possible after the Execution Date
5.	Vendor	The Vendor shall try its best to cause Yantai WECL English College (烟台WECL英语学院) to updat its school license when required by the PRC educational authorities.	As soon as possible after the Execution Date
6.	Vendor	Step one: The cooperation agreement entered into by and between Bing Wu (吴冰) and Vendor on October 10, 2006 shall be terminated, and Bing Wu (吴冰) and Xiqun Yu (于昔群) shall enter into a new transfer agreement in the form attached as Appendix I.	Fourteen (14) Business Days after the Execution Date
		Step two: Bing Wu (吴冰) and the WFOE shall enter into the Exclusive Option Agreement (独家购买权协议) in the substance and form attached as Appendix II; WFOE and Xiamen Siming District Weishi English Training School (厦门市思明区韦氏英语培训学校) shall enter into the Exclusive Business Cooperation Agreement (独家业务合作协议) in the substance and form attached as Appendix III.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)

7.	Vendor	Step one: The cooperation agreement entered into by and between Zhitai Dong (董支泰) and Vendor on December 14, 2006 shall be terminated, and Zhitai Dong (董支泰) and Xiqun Yu (于昔群) shall enter into a new transfer agreement in the substance and form attached as Appendix I.	Fourteen (14) Business Days after the Execution Date
		Step two: Dong Zhitai (董支泰) and the WFOE shall enter into the Exclusive Option Agreement (独家购买权协议) in the substance and form attached as Appendix II; WFOE and Private Qingdao Weishi Education Training School (私立青岛韦氏英语培训学校) shall enter into the Exclusive Business Cooperation Agreement (独家业务合作协议) in the substance and form attached as Appendix III.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)
8.	Vendor	The trademarks "WECL" and "韦氏" were registered under the name of Vendor which shall be transferred to the WFOE, and the Vendor and the WFOE shall enter into the trademark transfer agreement in the substance and form attached as Appendix IV. At the same time, the Vendor shall enter into the trademark license agreement in the substance and form attached as Appendix V so that the Vendor shall grant the WFOE an exclusive and free of royalties and license fees license before such trade marks are registered under the name of the WFOE by the Trademark Office of the State Administration of Industry and Commerce.	On the date of establishment of the WFOE (i.e. the date of issuance of the business license of the WFOE)

9.	Vendor	Tsinghua University Publishing House (清华大学出版社) and Beijing Weishi shall entered into a Cooperation Agreement on January 28, 2005 on Tsinghua Studio English (清华空中英语). This Cooperation Agreemet has not been performed by the parties thereto. Without prior consent of Purchaser, the Cooperation Agreement shall not be performed again.	on the expiry date of the Cooperation Agreement
10.	Vendor	Yantai University Continuing Education College (烟台大学继续教育学院) and Yantai WECL English College (烟台 WECL 英语学院) entered into a Cooperation Agreement on Adult Education Project (成人教育学历项目) on July 22, 2007. The Vendor covenant that this Cooperation Agreement has been duly executed, is legally valid and enforceable under the PRC Laws, and constitutes legally binding obligations against the parties thereto.	On and after July 22, 2007
11.	Vendor	Subsidiary Art Design School of Shenyang Administration College (沈阳行政学院附属艺术设计学校) and the Company entered into a Cooperation Agreement on December 6, 2007. The Vendor covenant that this Cooperation Agreement has been duly executed, is legally valid and enforceable under the PRC Laws, and constitutes legally binding obligations against the parties thereto.	On and after December 6, 2007

Schedule IV
Disclosure Schedule